Exhibit 10.20

Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

December 19, 2022

Sutro Biopharma, Inc.
111 Oyster Point Boulevard
South San Francisco, California 94080
Attention: William J. Newell, CEO, Sutro Biopharma, Inc.
[***]

Re: Option on Extract Rights

Dear Mr. Newell:

The purpose of this letter agreement (this “Agreement”), dated as of December 19, 2022 (the “Effective Date”), is to set forth certain terms and conditions between Vaxcyte, Inc. (“Vaxcyte”) and Sutro Biopharma, Inc. (“Sutro”) (each of Vaxcyte and Sutro, a “Party” and collectively, the “Parties”) with respect to (i) the Option (as defined below), and (ii) the grant from Sutro to Vaxcyte of certain rights and authorizations related to [***].

Reference is made to the Amended and Restated SutroVax Agreement, dated October 12, 2015, by and between Vaxcyte and Sutro, as amended (the “License Agreement”), the Supply Agreement, dated May 29, 2018, by and between Vaxcyte and Sutro, as amended (the “Supply Agreement”), and the Key Process Transfer Terms regarding [***], by and between Vaxcyte and Sutro (the “[***] Term Sheet,” and collectively with the other agreements, the “Existing Agreements”). Any capitalized terms used in this Agreement but not defined herein have the meaning set forth in the applicable Existing Agreement. Section 1.25 (Interpretation) of the Supply Agreement hereby is incorporated into (and shall apply to) this Agreement, mutatis mutandis.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sutro and Vaxcyte hereby agree to the following terms:

1.
Option. Subject to the terms and conditions of this Agreement, Sutro hereby grants Vaxcyte an irrevocable (during the Option Period) option to obtain the Manufacturing Rights, as defined in the term sheet attached hereto as Exhibit 1 (the “Term Sheet” and such option, the “Option”), on the terms and conditions as set forth in the Term Sheet and, when finalized, the Definitive Agreement. Vaxcyte may exercise the Option at any time following the Effective Date until and including the date that is five (5) years from the Effective Date of this Agreement (the “Option Period,” as such period may be modified pursuant to Section 4(c)).
2.
Negotiation of Definitive Agreement. Promptly following the Effective Date, the Parties shall negotiate, in good faith and using reasonably diligent efforts, the terms and conditions of the form of definitive agreement to be entered into by the Parties in the event that Vaxcyte exercises the Option (such form, the “Form Definitive Agreement,” and the executed version of such form, the “Definitive Agreement”). Vaxcyte shall be responsible for preparing the initial draft of the Form Definitive Agreement. The Parties shall use good faith and reasonably diligent efforts to agree upon the Form Definitive Agreement within [***] following the Effective Date of this

Agreement (the “Agreement Deadline”); provided, that if the Parties are using good faith and reasonably diligent efforts to agree upon the Form Definitive Agreement, the Parties may (but shall not be obligated to) mutually agree in writing to extend the Agreement Deadline for an additional period agreed upon by the Parties. In the event that the Parties have not mutually agreed upon the Form Definitive Agreement by the Agreement Deadline, the procedures set forth in Section 8 shall apply. For the avoidance of doubt, the Definitive Agreement shall include the terms and conditions set forth in the Term Sheet and such terms that are necessary to give effect to each of the terms and conditions set forth in the Term Sheet. The Definitive Agreement shall also include such additional terms and conditions as the Parties, each acting reasonably, agree are customary for an arrangement of the type described in (and that are consistent in all respects with) the Term Sheet. Within [***] after the Parties mutually agree in writing upon the Form Definitive Agreement (or, if the Parties do not so mutually agree, within [***] of an arbitration determination pursuant to the procedures set forth in Section 8), the Parties shall each execute the Form Definitive Agreement (and deliver such executed copy to the other Party), and the resulting Definitive Agreement shall be held in escrow by the Parties’ respective legal counsel pending Vaxcyte’s exercise of the Option pursuant to Section 4(a); provided, that the foregoing escrow procedure shall not apply if the Parties execute the Form Definitive Agreement after Vaxcyte exercises the Option pursuant to Section 4(a); provided, further, that for the avoidance of doubt, if the foregoing escrow procedure applies, the Definitive Agreement shall not be deemed effective until released from escrow under the terms and conditions of this Agreement, but shall automatically be deemed effective, without any further action by the Parties, once released from escrow.
3.
Upfront Consideration. As consideration for the Option and the other rights and authorizations granted to Vaxcyte under this Agreement (including as set forth in Section 7), Vaxcyte shall pay Sutro an irrevocable, non-refundable, non-creditable payment of twenty two and a half million dollars ($22,500,000) (the “Option Purchase Price”), payable as follows: (i) within five (5) business days of execution of this Agreement, ten million dollars ($10,000,000) in cash, (ii) within seven (7) business days of execution of this Agreement, seven and a half million dollars ($7,500,000) (a) worth of shares of Vaxcyte common stock (the number of shares to be calculated based on the arithmetic average of the daily volume weighted average price of Vaxcyte common stock as traded on Nasdaq (as reported by Bloomberg L.P., or if not reported therein, in another authoritative source mutually selected by the Parties) (the “VWAP”) in the three (3) consecutive trading days immediately prior to the issuance thereof) (the “Vaxcyte Common Stock”), [***] or Vaxcyte can otherwise provide such shares that are freely tradeable upon issuance, or (b) [***] and cannot otherwise provide such shares that are freely tradeable upon issuance, in cash, and (iii) within five (5) business days after the Parties mutually agree in writing upon the Form Definitive Agreement (or, if the Parties do not so mutually agree, within [***] of an arbitration determination pursuant to the procedures set forth in Section 8), five million dollars ($5,000,000) in cash. On or prior to the date of issuance of the Vaxcyte Common Stock (if any), Vaxcyte shall use Commercially Reasonable Efforts to register the issuance or resale of the Vaxcyte Common Stock pursuant to its existing Form S-3 registration statement or a new registration statement. [***].
4.
Option Exercise; Execution of the Definitive Agreement; Exercise Price; Vaxcyte Acquisition.
(a)
Subject to the terms of Section 7(b) in respect of the consequences of a Termination Event (if and to the extent applicable), Vaxcyte may exercise the Option at any point during the Option Period by delivering a written notice (the “Option Notice”) to Sutro notifying Sutro that Vaxcyte has elected to exercise the Option. The Option Notice shall be in writing and shall be sent to Sutro at the address and/or contact information for Sutro indicated at the top of this Agreement. The Option Notice shall be deemed to have been delivered to Sutro: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email as a PDF document; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notwithstanding anything in this Agreement to the contrary, Vaxcyte is under no obligation to exercise the Option, and the decision as to whether or not to exercise the Option shall be at Vaxcyte’s sole and absolute discretion.

(b)
Following receipt by Sutro of the Option Notice: (i) if the Definitive Agreement is held in escrow by the Parties’ respective legal counsel, it shall be deemed automatically released from escrow and effective immediately upon payment of the Exercise Price by Vaxcyte to Sutro, without any further action by the Parties; (ii) if the Form Definitive Agreement has been agreed in writing by the Parties (including pursuant to an arbitration determination pursuant to the procedures set forth in Section 8) prior to the Option Notice but not yet executed, the Parties shall execute the Definitive Agreement as soon as reasonably practicable, and in any event, within [***] of the date of the Option Notice; and (iii) if the Form Definitive Agreement has not yet been agreed in writing by the Parties (or the Form Definitive Agreement has not been determined pursuant to an arbitration determination pursuant to the procedures set forth in Section 8) as of the date on which the Option Notice is delivered to Sutro, the Parties shall meet (in person, telephonically or by means of videoconference) within [***] of the date of the Option Notice to agree upon a process and timeline to finalize the terms of the Definitive Agreement as soon as practicable and the Parties shall execute the Definitive Agreement as soon as reasonably practicable, and in any event within [***], after the terms of the Definitive Agreement has been agreed in writing by the Parties (or, if the Parties do not so mutually agree, within [***] of an arbitration determination pursuant to the procedures set forth in Section 8). For clarity, without limiting the generality of Section 2, if the Form Definitive Agreement has not yet been agreed to in writing (including as of the date on which the Option Notice is delivered to Sutro), each Party shall at any point after the Agreement Deadline have the right to refer the finalization of the Definitive Agreement to arbitration pursuant to the procedures set forth in Section 8. Vaxcyte shall pay Sutro: (A) an irrevocable, non-refundable, non-creditable payment of [***] in cash, [***], either (x) if the foregoing clause (i) of this Section 4(b) applies, within [***] of the date of the Option Notice, or (y) if the foregoing clauses (ii) or (iii) of this Section 4(b) apply, upon [***] (the “Initial Exercise Price”); and (B) an irrevocable, non-refundable, non-creditable payment of [***] in cash within [***] of the date of the Option Notice (the “Delayed Exercise Price,” and collectively with the Initial Exercise Price, the “Exercise Price”); provided, that in the event that a Change of Control ([***], hereinafter referred to as a “Change of Control”) occurs [***].
(c)
In the event that Vaxcyte undergoes a Change of Control at any point during the Option Period, [***].
5.
Milestone Payments. Once the Definitive Agreement becomes effective (including, for clarity, by release from escrow), Vaxcyte shall pay Sutro the following amounts upon the occurrence of each of the following milestone events or acceleration events (the “Milestone Payments”):
(a)
A payment of [***] in cash upon [***]; provided, that:
(i)
If the milestone event set forth in this Section 5(a) is achieved prior to the exercise of the Option by Vaxcyte, and Vaxcyte exercises the Option thereafter, the Milestone Payment set forth in this Section 5(a) shall be deemed due and payable by Vaxcyte to Sutro [***];
(ii)
If the milestone event set forth in this Section 5(a) has not been achieved prior to the exercise of the Option by Vaxcyte, [***];
(iii)
If Vaxcyte undergoes a Change of Control [***]; and
(iv)
If Vaxcyte undergoes a Change of Control [***].

For the avoidance of doubt, Vaxcyte shall have no payment obligations to Sutro resulting from the milestone event set forth in this Section 5(a) unless and until Vaxcyte exercises the Option; and

(b)
A payment of [***] in cash upon [***]. If the milestone event set forth in this Section 5(b) is achieved prior to the exercise of the Option by Vaxcyte, and Vaxcyte exercises the Option thereafter, the Milestone Payment set forth in this Section 5(b) shall be deemed due and payable by Vaxcyte to Sutro [***]; provided, that for the avoidance of doubt, Vaxcyte shall have no payment obligations to Sutro resulting from the milestone event set forth in this Section 5(b) unless and until Vaxcyte exercises the Option.

For the avoidance of doubt, in no event shall any Milestone Payments (or any other amounts due hereunder) be accelerated, except as expressly set forth herein. For clarity, the Milestone Payments set forth in Section 5(a) and Section 5(b) shall be payable one-time only (and only if such events have occurred), regardless of the number of times such events may occur. Following the occurrence of each milestone event, Vaxcyte shall notify Sutro in writing within [***], and Vaxcyte shall pay the applicable Milestone Payment to Sutro within [***] after receipt of an invoice from Sutro with respect to such milestone event and Milestone Payment (for clarity, the foregoing shall not apply to any accelerated Milestone Payments in Sections 5(a)(i)-(iv), which shall be due and payable as set forth therein).

6.
Taxes.
(a)
Any consideration payable pursuant to this Agreement is exclusive of VAT. If any VAT is chargeable on any of the transactions contemplated under this Agreement and is payable to the respective tax authority by the Party making the supply or providing the service for VAT purposes, upon receipt of a valid invoice in accordance with the applicable VAT law from the supplying or service providing Party, the other Party shall pay such VAT in addition to the consideration otherwise due pursuant to this Agreement.
(b)
Vaxcyte shall be entitled to deduct and withhold, or cause to be deducted and withheld, any amounts from any consideration payable pursuant to this Agreement as are required to be deducted and withheld under applicable law with respect to taxes and will secure and send to Sutro written evidence that such deducted and withheld amounts were paid over to the applicable taxing authority. Vaxcyte and Sutro shall reasonably cooperate, and shall cause their respective affiliates to reasonably cooperate, in order to reduce or eliminate any amounts that would be required to be deducted and withheld on payments made pursuant to this Agreement under applicable law. To the extent such amounts are so deducted or withheld and paid over to the applicable taxing authority, such amounts will be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. Notwithstanding the foregoing, if, directly as a result of any assignment or transfer of this Agreement by Vaxcyte as a direct result of a (i) Change of Control of Vaxcyte, or (ii) redomicile, change in tax residence or similar corporate restructuring by Vaxcyte, the tax withholdings hereunder exceed the tax withholdings that would have resulted in the absence of such action, then Vaxcyte shall pay to Sutro such additional amounts as are necessary so that Sutro receives the amounts that it would have received if there had been no such action.
7.
[***].
(a)
Concurrent with the execution of this Agreement, each of Vaxcyte and Sutro shall execute the letter agreement by and between Vaxcyte and Sutro, attached hereto as Exhibit 2 (the “[***] Letter Agreement”), which [***] Letter Agreement shall be effective as of the Effective Date. [***].
(b)
In the event that Vaxcyte or any of its affiliates, without the written consent of Sutro and prior to the exercise of the Option hereunder, intentionally or with gross negligence breaches in any material respect any of the following clauses (i) through (v): [***] (collectively, the “Termination Events”); then Sutro may terminate the Option upon [***] prior written notice to Vaxcyte (the “Termination Notice Period”). [***], Vaxcyte shall have the right to exercise the Option during the Termination Notice Period, and if Vaxcyte exercises the Option during the Termination Notice Period, (A) Vaxcyte shall pay in cash to Sutro an irrevocable, non-refundable, non-creditable (except as expressly set forth herein) amount equal to the sum of [***], i.e., a payment of [***] in cash, within [***] of a receipt of invoice from Sutro therefor (provided that, for clarity, the foregoing shall be deemed [***], (B) (subject to (C) and (E) below) any violation of the foregoing clauses (i), (ii), (iii) or (iv) shall be deemed fully cured (other than to the extent such violation involves [***] (other than to the extent permitted under any subsequent agreement between Vaxcyte and Sutro or their respective affiliates or of any rights Vaxcyte would have under the Definitive Agreement), [***], (C) [***], (D) the termination of the Option by Sutro shall not be effective, and (E) Vaxcyte shall have no liability (including damages and losses) to Sutro (and Sutro shall have no remedies) in respect of such violation to the extent such violation was cured pursuant to (B); [***].
(c)
In the event that the Existing Agreements Tech Transfer (as defined in Section 4 of the [***] Letter Agreement) has not been Successfully Completed (as defined in the Term Sheet) within [***] of the Effective Date, and Vaxcyte exercises the Option following such failure but in no event later than [***] following the Effective Date, Sutro shall immediately commence and use Commercially Reasonable Efforts to conduct a Tech Transfer (as defined in the Term Sheet) to Vaxcyte (or an affiliate or Approved CMO designated by Vaxcyte), and notwithstanding anything to the contrary in this Section 7(c), shall [***].
8.
Arbitration of Definitive Agreement Disputes. If the Form Definitive Agreement is not agreed to in writing by the Agreement Deadline in accordance with Section 2, then the Parties agree that any disagreement relating to the content or form of the Form Definitive Agreement (each, a “Definitive Agreement Dispute”) and any question of the arbitrator’s jurisdiction over any Definitive Agreement Dispute or the existence, scope or validity of this arbitration provision or the arbitrability of any Definitive Agreement Dispute, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules in effect at the time (the “Rules”), except as modified herein.
(a)
The seat of the arbitration shall be [***].
(b)
When a Definitive Agreement Dispute arises, any Party shall initiate arbitration by delivering a written notice of such Definitive Agreement Dispute (a “Dispute Notice”) to the other Party and AAA. The Dispute Notice shall state that a Definitive Agreement Dispute has arisen with respect to the negotiation of the Form Definitive Agreement and shall include a copy of this Agreement. The Dispute Notice shall not include any substantive submissions regarding the Form Definitive Agreement, which shall be reserved for the Parties’ submissions pursuant to Section 8(d).
(c)
There shall be one arbitrator who shall be agreed upon by the Parties within [***] days of receipt by the respondent of the Dispute Notice. If the Parties do not agree upon an arbitrator within this time limit, such arbitrator shall be appointed by AAA in accordance with the Rules. Any arbitrator not selected by the agreement of the Parties must be a senior transactional attorney with at least fifteen (15) years of experience, including at least five (5) years of experience with pharmaceutical license, supply and manufacturing agreements.
(d)
On the day that is [***] following the confirmation of the appointment of the arbitrator by AAA, the Parties will submit a copy of this Agreement (including the Term Sheet) to the arbitrator, and each Party shall submit to both the arbitrator and the other Party its proposed language for the Form Definitive Agreement (the “Proposed Terms”). On the day that is [***] following the submission of the Proposed Terms, each Party shall submit to both the arbitrator and the other Party its memorandum in support of its Proposed Terms (“Supporting Memorandum”). On the day that is [***] following the submission the Supporting Memorandums, each Party shall submit to both the arbitrator and the other Party its memorandum in response to the other Party’s Supporting Memorandum.
(e)
In any arbitration hereunder, any question of the arbitrator’s jurisdiction over any Definitive Agreement Dispute or the existence, scope or validity of this arbitration provision or the arbitrability of any Definitive Agreement Dispute (each an “Arbitrability Dispute”) shall be decided by the arbitrator appointed in such arbitration. The arbitrator shall, in his or her own discretion, decide the procedures for the resolution of any Arbitrability Dispute, including the time to decide such Arbitrability Dispute. Should an Arbitrability Dispute arise, the arbitrator shall have the power to extend any time-periods in this Section 8 including, without limitation, the time-period for rendering an Award relating to a Definitive Agreement Dispute.
(f)
There shall be no discovery of any kind in connection with the arbitration. Following the briefing in Section 8(d), the arbitrator, in his or her sole discretion, may request that the Parties provide additional information or documents that the arbitrator believes may be material and relevant to the resolution of the Definitive Agreement Dispute.
(g)
The arbitration award (the “Award”) will be based on the documents submitted (as set forth in Section 8(d) and Section 8(f)) and there shall be no oral hearing unless the arbitrator determines in his or her sole discretion that one is necessary. Any hearing, if ordered, shall not [***].
(h)
Subject to Section 8(e), within [***] from the date on which AAA confirms the appointment of the arbitrator, the arbitrator shall deliver his or her Award to the Parties in writing.
(i)
In rendering the Award, other than in respect of an Arbitrability Dispute, the arbitrator shall be limited to choosing, without modification, either the claimant’s Proposed Terms (in its entirety) or the respondent’s Proposed Terms (in its entirety), whichever proposal the arbitrator determines most accurately comports with the terms in the Term Sheet and this Agreement. If the arbitrator determines that each Party’s Proposed Terms equally comport with the terms in the Term Sheet and this Agreement, the arbitrator shall choose, without modification, that side’s Proposed Terms that most closely aligns with customary industry practice. [***]. The arbitrator shall not award any relief or damages of any kind except as set forth in this Section 8(i).
(j)
Any time limit in this Section 8 may be extended by the mutual agreement of the Parties or by the arbitrator in the arbitrator’s sole discretion.
(k)
The Award of the arbitrator shall be final and binding upon the Parties thereto and shall be the sole and exclusive remedy between the Parties regarding any Definitive Agreement Dispute presented to the arbitrator. Judgment upon any Award may be entered in any court of competent jurisdiction.
(l)
Any arbitration hereunder shall be confidential and, except as may be required by law, the Parties agree not to disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.
9.
Binding Effect. This Agreement is intended to be a binding and enforceable commitment and agreement of the Parties on the terms and subject to the conditions set forth herein, and can only be terminated as set forth in Section 11. The Parties agree that irreparable damage may occur if any provision of this Agreement or the [***] Letter Agreement were not performed in accordance with the terms hereof or thereof and that, in addition to any other remedy to which the Parties are entitled at law or in equity, the Parties shall be entitled to seek equitable relief, including injunctive relief or specific performance of the terms hereof or thereof, in each case as permitted under applicable law. Notwithstanding the generality of the foregoing, in the event that Vaxcyte exercises the Option in compliance with this Agreement (including payment terms), each Party shall be bound and obligated to enter into the Definitive Agreement or release the Definitive Agreement from escrow (as applicable) in accordance with the terms and conditions of this Agreement, in each case as permitted under applicable law, and each Party acknowledges and agrees that in such event, the other Party shall be entitled to specific enforcement of the other Party’s obligation to enter into the Definitive Agreement without the necessity of proving the inadequacy of money damages as a remedy and without any requirement to post a bond or other security.

10.
Publications. In the event that either Party (the “Announcing Party”) proposes to make any public announcement or press release regarding this Agreement, the Definitive Agreement, or the transactions contemplated hereby or thereby, such Announcing Party shall first provide the other Party with an advance copy of each proposed publication or press release at least [***] prior to its proposed date of publication. The Announcing Party shall reasonably consider in good faith any modifications to the publication or press release requested by the other Party. Subject to the foregoing, each Party shall not issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any other information relating to this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, that neither Party shall be required to obtain the consent of the Party prior to issuing any press release or other public statement to the extent such press release or other public statement contains information that has already been publicly disclosed by either Party in compliance with this Section 10. Notwithstanding anything to the contrary in this Section 10, neither Party shall be required to obtain the consent of the other Party to make any disclosures required of it to comply with any duty of disclosure it may have pursuant to applicable law, governmental regulation or the rules of any recognized stock exchange; provided, that the Party to make such required disclosure (i) shall reasonably cooperate with the other Party with respect to the timing, form and content of such required disclosure (including any reasonably requested redactions thereto), and (ii) if requested by such other Party, shall use Commercially Reasonable Efforts to obtain an order protecting to the maximum extent reasonably possible the confidentiality of the provisions of this Agreement.
11.
Termination. This Agreement may not be terminated by either Party, except: (i) upon mutual written agreement by both Parties; (ii) upon written notice by Vaxcyte to Sutro that Vaxcyte has elected not to exercise the Option; (iii) upon expiration of the Option Period (unless Vaxcyte exercises the Option before the expiration of the Option Period); (iv) upon execution of the Definitive Agreement by both Parties or release of the Definitive Agreement from escrow (as applicable) following exercise of the Option by Vaxcyte; or (v) [***]. In the event of termination of this Agreement, each of the Parties shall be released from all obligations under this Agreement, except for any obligations accrued prior to the effective date of the termination (or that survive pursuant to the last sentence of this Section 11). Notwithstanding the foregoing, the following provisions shall survive the termination of this Agreement: [***].
12.
Representations & Warranties. Each Party represents and warrants to the other Party, as of the Effective Date of this Agreement, that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) it has full corporate power and authority to execute, deliver and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (iii) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms; (iv) all consents, approvals and authorizations from all governmental authorities or other third parties required to be obtained by it in connection with this Agreement have been or will be obtained; and (v) the execution and delivery of this Agreement, and the consummation of the transactions contemplated thereby, do not and shall not (x) conflict with or result in a breach of any provision of its organizational documents, (y) result in a breach of any other agreement to which it is a party, or (z) violate any appliable law.
13.
Miscellaneous. The Parties acknowledge that this Agreement contains certain terms and conditions that may be in conflict with the terms and conditions of the Existing Agreements. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Existing Agreements, the terms and conditions of this Agreement shall prevail. Except to the extent expressly modified in this Agreement, the [***] Letter Agreement or another written agreement between the Parties, the terms and conditions of the Existing Agreements shall continue unmodified and in full force and effect; provided, that the Parties acknowledge and agree that once the Parties mutually agree in writing upon the Form Definitive Agreement (or, if the Parties do not so mutually agree, upon an arbitration determination pursuant to the procedures set forth in Section 8), the provisions in such Form Definitive Agreement governing the matters set forth in the [***] section of the Term Sheet shall become effective. Each of the Parties shall be responsible for its own costs and expenses incurred in connection with entering into this Agreement, preparing the form of the Definitive Agreement, exercising the Option, and entering into the Definitive Agreement (if applicable). Article 10 of the License Agreement (Confidentiality) shall apply to this Agreement, mutatis mutandis (and, for clarity, the terms of the [***] Letter Agreement shall be considered each Party’s Discloser’s Information (as defined in the License Agreement); provided, that unless and until Vaxcyte exercises the Option, Vaxcyte will not be allowed to disclose [***], except in accordance with Section 10.2 of the License Agreement). Neither Party may assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed); provided, that each Party, without the other Party’s consent, may assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, to (i) one or more of its affiliates, or (ii) the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by sale, merger, operation of law or otherwise). This Agreement shall not be amended or modified without the written consent of both Parties. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regards to its conflict of laws principles. The Parties agree to waive trial by jury. Except for Definitive Agreement Disputes and Arbitrability Disputes, which are governed by Section 8, the Parties agree that any other disputes arising out of or relating to this Agreement shall be resolved by final and binding arbitration in accordance with the arbitration provisions set forth in Section 14 of the License Agreement, which hereby is incorporated into (and shall apply to) this Agreement, mutatis mutandis. This Agreement may be executed in one or more counterparts, all of which shall be considered an original, with the same effect as if the signatures were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each Party and delivered (by facsimile, email or otherwise) to the other Party.

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Exhibit 10.20

The Parties have caused this Agreement to be executed as of the Effective Date.

VAXCYTE, INC.	SUTRO BIOPHARMA, INC.
/s/ Grant E. Pickering	/s/ William J. Newell
Name: Grant E. Pickering Title: Chief Executive Officer	Name: William J. Newell Title: Chief Executive Officer

Exhibit 1
Term Sheet

[***]

Exhibit 2
[***] Letter Agreement

[***]